Exhibit (a)(1)(ii)

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Letter of Transmittal

To Accompany Repurchase Request of Units of Beneficial Interest
of
ACP Strategic Opportunities Fund II, LLC
______________________________________________________________________________

All requests to have Units repurchased must be RECEIVED by Pinnacle Fund Administration in proper form no later than 12:00 midnight Eastern time on February 1, 2011, unless the
Offer to Purchase is extended
_______________________________________________________________________________

To: ACP Strategic Opportunities Fund II, LLC

The person(s) signing this Letter of Transmittal (“Signor”) elects to participate in the Offer to Purchase and requests the repurchase by ACP Strategic Opportunities Fund II, LLC (the “Fund”) of the units of beneficial interest (the “Units”) of the Fund designated below in exchange for the Repurchase Price (defined below) for the Units tendered and accepted, in cash.  The repurchase price (“Repurchase Price”) is an amount equal to the net asset value of the Units as of the close of the regular trading session of the New York Stock Exchange on March 31, 2011 (the “Net Asset Value Determination Date”).  This Letter of Transmittal is subject to the terms and conditions described in the Offer to Purchase dated January 1, 2011.  Receipt of the Offer to Purchase is acknowledged by the Signor.  The Offer to Purchase and this Letter of Transmittal, which as amended or supplemented from time to time, constitute the repurchase offer (the “Repurchase Offer”).

The Signor recognizes that there may be expenses associated with participation in the Repurchase Offer.  A participating Investor may be charged a fee for assistance in transmitting the required documentation by the Investor’s broker, dealer, commercial bank, trust company, retirement plan trustee or other nominee (collectively, “Financial Intermediary”).

Subject to, and effective upon, acceptance for payment of, or payment for, Units presented for repurchase by the Signor in accordance with the terms and subject to the conditions of the Repurchase Offer (including, if the Repurchase Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Units that are being presented for repurchase as described in “Units Tendered for Repurchase” that may be purchased by the Fund pursuant to the Repurchase Offer (and any and all dividends, distributions, other Units or securities or rights issued or issuable in respect of such Units on or after the Net Asset Value Determination Date) and the Signor irrevocably constitutes and appoints the Fund’s Administrator, Pinnacle Fund Administration (the “Administrator”) as the true and lawful agent and attorney-in-fact of the Signor with respect to such Units (and any such dividends, distributions, other Units, or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Repurchase Offer.

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Units submitted for repurchase (and any and all dividends, distributions, other Units or other securities or rights issued or issuable in respect of such Units on or after the Net Asset Value Determination Date); (b) when and to the extent the Fund accepts the Units for repurchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents deemed by the Administrator or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the submitted Units (and any and all dividends, distributions, other Units or securities or rights issued or issuable in respect of such Units on or after the Net Asset Value Determination Date); and (d) the Signor has read and agreed to all of the terms of the Repurchase Offer.

The Signor recognizes that, under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Repurchase Offer or may not be required to repurchase any of the Units presented for repurchase.  The Signor understands that the Administrator will cancel the repurchase request as to any Units not repurchased by the Fund.

Each Investor must also complete the Instructions Form as a condition of participation in the Repurchase Offer.

The Signor understands that acceptance of Units by the Fund for repurchase represents a binding agreement between the Signor and the Fund upon the terms and conditions of the Repurchase Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor.

Except as stated in the Offer to Purchase, the Signor’s presentment of Units for repurchase is irrevocable.

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Signor must provide the information requested in this Letter of Transmittal.  Failure to furnish the information requested regarding account information will result in an incomplete repurchase requests which will mean the Fund cannot repurchase the Units tendered.
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NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW
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INSTRUCTIONS

Forming part of the terms and conditions of the Repurchase Offer
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1.           Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if:  (a) this Letter of Transmittal is signed by the registered holder(s) of Units presented for repurchase; (b) there is no change of registration for the Units the Investor will continue to hold; and (c) the payment of the repurchase proceeds is to be sent to the registered owners of the Units at the address shown on the Investor’s account statement.  In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined below).

Signatures must be guaranteed by one of the following:  a U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency (each an “Eligible Institution” and together, “Eligible Institutions”).  A notary cannot provide a signature guarantee.  Please note: if you request your funds to be sent via ACH to a bank account other than one that is already noted on your account, a signature guarantee is required.

2.           Delivery of Letter of Transmittal.  A properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by this Letter of Transmittal should be mailed or delivered to the Administrator at the appropriate address set forth herein and must be received by the Administrator prior to 12:00 midnight Eastern time on February 1, 2011.  Letters of Transmittal should NOT be sent or delivered to the Fund.

Delivery will be deemed made only when actually received by the Administrator.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  Investors have the responsibility to cause the Letter of Transmittal and any other documents required by this Letter of Transmittal to be delivered in accordance with the Repurchase Offer.

The method of delivery of this Letter of Transmittal and all other required documents is at the option and sole risk of the Investor presenting Units for repurchase.  In all cases, sufficient time should be allowed to ensure timely delivery.

The Letter of Transmittal should be sent to the Administrator BY FEBRUARY 1, 2011 at the following addresses:

Pinnacle Fund Administration, LLC
Attn: Brian Smith
8008 Corporate Center Drive, Suite 310
Charlotte, NC 28226
PH: 704-927-5402                FX: 704-752-8997

The Fund will not accept any alternative, conditional or contingent repurchase requests.

3.           Inadequate Space.  If the space provided to respond to any of the questions below is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

4.           Signatures on Letter of Transmittal, Authorizations, and Endorsements.  Signature(s) by registered holder(s) on this Letter of Transmittal must correspond EXACTLY with the name(s) in which the Units are registered.

If any of the Units presented for repurchase are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal.  If any of the Units presented for repurchase are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted.

5.           Transfer Taxes on Units.  There are no transfer taxes related to the Repurchase Offer.

6.           Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Units presented for repurchase will be determined by the Fund, in its sole discretion, and the Fund’s determination shall be final and binding.  The Fund reserves the absolute right to reject any or all Units presented for repurchase determined not to be in appropriate form or to refuse to accept for payment, repurchase or pay for any Units if, in the opinion of the Fund’s counsel, accepting, repurchasing or paying for the Units would be unlawful.  The Fund also reserves the absolute right to waive any of the conditions of the Repurchase Offer in whole or in part, or any defect in any repurchase request, whether generally or with respect to any particular Unit(s) or Investor(s).  The Fund’s interpretations of the terms and conditions of the Repurchase Offer (including these instructions) shall be final and binding.

The Fund, Ascendant Capital Partners, LP (the “Investment Manager”), the Administrator, or any other person are not and will not be obligated to give any notice of defects or irregularities in repurchase requests, and none of them shall incur any liability for failure to give any such notice, including without limitation, with respect to the Instructions form and necessary tax information.

7.           Questions and Requests for Assistance and Additional Copies.  Questions
and requests for assistance may be directed to the Investment Manager, by telephoning (610) 688-4180.

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IMPORTANT
This Letter of Transmittal bearing original signature(s), properly completed and duly executed, together with any required signature guarantees and all other required documents, must be received by the Administrator no later than the Expiration Date.
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DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR UNITS FOR REPURCHASE.

I.           ACCEPTANCE OF THE REPURCHASE OFFER

The Repurchase Offer is hereby accepted in accordance with its terms.

Name of Registered Investor(s)	Name of Registered Investor(s)
(Please Type or Print)	(Please Type or Print)

Authorized Signature	Authorized Signature

Taxpayer Identification or	Taxpayer Identification or
Social Security Number	Social Security Number

Date

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Fund statement or by person(s) authorized to become registered holder(s) by certificates and documents transmitted under this Letter of Transmittal.

If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information (see Instruction 4):

Name (Please Type or Print)
Capacity (Full Title) (See Instruction 4)
Address

Daytime Telephone Number

II.        GUARANTEE OF SIGNATURE(S)
           (See Instruction 1)

Authorized Signature
Name (Please Type or Print)
Title
Name of Firm
Address

Daytime Telephone Number
Dated

III.        UNITS TENDERED FOR REPURCHASE
    (Please fill in ALL applicable information)

Partial Tender	Please tender __________% of my Units

Dollar Amount	Please repurchase enough of my Units so that I will receive $____________.

Full Tender	Please tender all of my Units.

(Please Note: You must retain a $25,000 minimum balance if tendering less than ninety percent (90%) of your Units.)

IV.           PAYMENT AND DELIVERY INSTRUCTIONS

Please check one of the options listed below and provide any information corresponding to your selection.

IMPORTANT NOTE:
If you invest through a Financial Intermediary, that Financial Intermediary may require alternate payment and delivery instructions, notwithstanding your request below.  All monies held at National Financial Services (NFS) or Charles Schwab will be returned to the investor’s account held at NFS or Charles Schwab acting as custodian.

Please contact your Financial Intermediary for more information.

Mail a check to the address of record A check for the proceeds of repurchased Units will be issued in the name of the registered Investor(s) and mailed to the address of record on the account

Mail a check to an alternate address If alternate address is requested, please provide instructions here (signature(s) must be "guaranteed." See Instruction 1).

  Alternative Mailing Instructions:                                                       _________________________________

                                  _________________________________

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National Financial Services (NFS) Account Proceeds to be wired to current account held at NFS. Existing NFS instructions are on file.

Charles Schwab Account Proceeds to be wired to current account held at Charles Schwab. Existing Schwab instructions are on file.

Send proceeds via Fed Funds Wire Proceeds will be sent via Fed Funds wire to the bank instructions listed below.

Wiring Instructions:	Bank Name:

ABA #:

Account Name:

Account #

For Further Credit to: